UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010
_______________________________________________________________

HOME TOUCH HOLDING COMPANY
(Exact name of registrant as specified in its charter)

NEVADA	333-158713	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

703, Liven House, 61-63 King Yip Street,
Kwun Tong, Hong Kong
 (Address of principal executive offices) (Zip Code)

+852 2111 0121
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

Acting by unanimous written consent in lieu of a special meeting executed on May 3, 2010, the holders of 27,680,000 shares of the Company’s common stock, which represents approximately 69.2% of the outstanding shares common stock, approved and adopted a 1-for-20 reverse stock split of all issued and outstanding shares of the Company’s common stock, subject to the Board’s discretion of effecting the reverse stock split and subject to compliance with state and federal laws (the “ Reverse Stock Split”).  The Reverse Stock Split will not be effective until the Company takes the actions required under Nevada law and by the Securities and Exchange Commission, including the filing of preliminary and definitive information statements with the Securities and Exchange Commission in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.  The Company believes that the Reverse Stock Split will be effected on or about June 10, 2010.

Once the Reverse Stock Split is effected, every twenty shares of the Company’s common stock that are issued and outstanding, will automatically be combined into one issued and outstanding share without any change in the par value of such shares, which is $.001 per share.  No fractional shares will be issued in connection with the Reverse Stock Split.  Shareholders who are entitled to a fractional share will instead receive a whole share.  The number of shares of issued and outstanding common stock of the Company before the effective date of Reverse Stock Split is 40,000,000.  Following the Reverse Stock Split, the Company expects to have approximately 2,000,000 shares of common stock issued and outstanding.

The Reverse Stock Split will affect all holders of the Company’s common stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except to the extent the Reverse Stock Split will result in any holder being granted a whole share for any fractional share that resulted from the reverse split.  The Reverse Stock Split will not modify any voting rights or other terms of the common stock.  Each certificate representing shares of common stock before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the Reverse Stock Split, except that holders of unexchanged shares will not be entitled to receive any dividends, if any, or other distributions payable by us after the Reverse Stock Split until they surrender their old stock certificates for exchange.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The disclosure provided under Item 3.03 above is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME TOUCH HOLDING COMPANY
Dated: May 4, 2010

	By:	/s/ David Gunawan Ng
David Gunawan Ng
Chairman and Executive Director, Chief Executive Officer and Principal Executive Officer